Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE THIRD fiscal quarter ENDED March 31, 2025

Continues to deliver solid financial results in face of continued market headwinds;

Further progress in green-field and strategic operating partner acquisitions;

Well positioned to navigate impacts of recently announced tariffs with low leverage and diversified service offering

RENTON, WA May 12, 2025 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and nine months ended March 31, 2025.

Financial Highlights – Three Months Ended March 31, 2025

•
Revenues of $214.0 million for the third fiscal quarter ended March 31, 2025, up $29.4 million or 15.9%, compared to revenues of $184.6 million for the comparable prior year period.
•
Gross profit of $54.5 million for the third fiscal quarter ended March 31, 2025, up $5.7 million or 11.7%, compared to gross profit of $48.8 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, of $58.2 million for the third fiscal quarter ended March 31, 2025, up $5.1 million or 9.6%, compared to adjusted gross profit of $53.1 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. of $2.5 million, or $0.05 per basic and fully diluted share for the third fiscal quarter ended March 31, 2025, up $3.2 million or 457.1%, compared to net loss attributable to Radiant Logistics, Inc. of $0.7 million, or $0.02 loss per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, of $6.9 million, or $0.15 per basic and $0.14 per fully diluted share for the third fiscal quarter ended March 31, 2025, up $3.3 million or 91.7%, compared to adjusted net income of $3.6 million, or $0.08 per basic and fully diluted share for the comparable prior year period.
•
Adjusted EBITDA, a non-GAAP financial measure, of $9.4 million for the third fiscal quarter ended March 31, 2025, up $4.2 million or 80.8%, compared to adjusted EBITDA of $5.2 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, up to 16.2% or 640 basis points, for the third fiscal quarter ended March 31, 2025, compared to adjusted EBITDA margin of 9.8% for the comparable prior year period.

Acquisition Update

Effective March 1, 2025, the Company acquired Transcon Shipping Co., Inc. (“Transcon”), a California-based, privately held company that combines decades of excellence in ocean freight forwarding services with a complementary portfolio of air freight and other transportation services from strategic gateway locations in Los Angeles, New York and Chicago.

Effective April 1, 2025, the Company acquired USA Logistics Services, Inc. and USA Carrier Services, LLC (collectively, “USA Logistics”), both Philadelphia, Pennsylvania based, privately held companies that have operated as part of the Company's Service By Air brand since 2014.

Effective May 1, 2025, the Company acquired Universal Logistics, Inc., a Texas based, privately held company with operations in Houston that has operated under the Company’s Airgroup brand since 2001.

The Company structured each of these transactions similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the achievement of certain integration milestones and the future performance of the acquired operations.

CEO Bohn Crain Comments on Results

“With the benefit of our diverse service offering, we continue to deliver solid financial results and generated $9.4 million in adjusted EBITDA for our third fiscal quarter ended March 31, 2025, which is up $4.2 million and just over 80% relative to the comparable prior year period,” said Bohn Crain, Founder and CEO of Radiant Logistics. “The comparable year-over-year improvement in adjusted EBITDA was driven through a combination of improvements in our base business operations along with contributions from our recent acquisitions. For the quarter ended March 31, our legacy U.S. operations generated $1.5 million in incremental adjusted EBITDA while our legacy Canadian operations generated $0.5 million in incremental adjusted EBITDA. An additional $2.0 million in adjusted EBITDA for the quarter ended March is driven principally by our green-field acquisitions of Seattle-based Cascade Transportation (June 2024), Houston-based Foundation Logistics and Services (September 2024), St. Louis-based TCB Transportation (December 2024), and Los Angeles-based Transcon Shipping (March 2025) along with the conversion of our strategic operating partner, Miami-based Select Logistics (February 2024).

Notwithstanding these strong results for the quarter ended March 31, 2025, we expect some near-term volatility in our results tied to the ebb and flow of the ongoing U.S. negotiations around trade and tariffs and estimate that approximately 25-30% of gross margins for the March quarter would have been impacted by the recently announced tariffs. With that said, we also expect that any near-term slowdown will likely result in a corresponding bullwhip effect, with a surge in global trade as these tariff disputes are brought to rest and are encouraged by the de-escalation of U.S - China trade tensions that occurred over the weekend. In any event, we intend to remain nimble in response to any tariff announcements by the U.S. administration and continue to support our customers in navigating these quickly evolving markets and executing thoughtful supply chain strategies for competitive advantage.”

Mr. Crain continued, “As previously discussed, we believe we are well positioned with a durable business model, diverse service offering and strong balance sheet to navigate through a slower freight market. We continue to enjoy a strong balance sheet with approximately $19.0 million of cash on hand as of March 31, 2025, and only $15.0 million drawn on our $200.0 million credit facility. At the same time, we remain focused on the longer term, staying true to our strategy to deliver profitable growth through a combination of organic and acquisition initiatives, while thoughtfully re-levering our balance sheet through a combination of strategic operating partner conversions, synergistic tuck-in acquisitions, and stock buy-backs. Through this approach we believe, over time, we will continue to deliver meaningful value for our shareholders, operating partners, and the end customers that we serve. We made good progress in this regard over this last quarter with the acquisition of California-based Transcon Shipping, the conversion of our Pennsylvania-based strategic operating partner (USA Logistics and USA Carriers) which is being combined with our existing Radiant operation in Philadelphia and the conversion of our Texas-based strategic operating partner (Universal Logistics) which is being combined with our existing Radiant operation in Houston. We believe these three transactions are representative of our broader pipeline of opportunities which includes both green-field acquisitions (i.e. companies not currently part of our network) as well as acquisition opportunities inherent in our agent-based network where we can support our current operating partners in their exit strategies.”

Three Months Ended March 31, 2025 – Financial Results

For the three months ended March 31, 2025, the Company reported net income attributable to Radiant Logistics, Inc. of $2.5 million on $214.0 million of revenues, or $0.05 per basic and fully diluted share. For the three months ended March 31, 2024, the Company reported net loss attributable to Radiant Logistics, Inc. of $0.7 million million on $184.6 million of revenues, or $0.02 loss per basic and fully diluted share.

For the three months ended March 31, 2025, the Company reported adjusted net income, a non-GAAP financial measure, of $6.9 million, or $0.15 per basic and $0.14 per fully diluted share. For the three months ended March 31, 2024, the Company reported adjusted net income of $3.6 million, or $0.08 per basic and fully diluted share.

For the three months ended March 31, 2025, the Company reported adjusted EBITDA, a non-GAAP financial measure, of $9.4 million, compared to $5.2 million for the comparable prior year period.

Nine Months Ended March 31, 2025 – Financial Results

For the nine months ended March 31, 2025, the Company reported net income attributable to Radiant Logistics, Inc. of $12.4 million on $682.1 million of revenues, or $0.26 per basic and $0.25 per fully diluted share. For the nine months ended March 31, 2024, the Company reported net income attributable to Radiant Logistics, Inc. of $2.9 million on $596.4 million of revenues, or $0.06 per basic and fully diluted share.

For the nine months ended March 31, 2025, the Company reported adjusted net income, a non-GAAP financial measure, of $25.5 million, or $0.54 per basic and $0.52 per fully diluted share. For the nine months ended March 31, 2024, the Company reported adjusted net income of $15.6 million, or $0.33 per basic and $0.32 per fully diluted share.

For the nine months ended March 31, 2025, the Company reported adjusted EBITDA, a non-GAAP financial measure, of $30.9 million, compared to $22.1 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, May 12, 2025 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, May 12, 2025 at 4:30 PM Eastern
DIAL-IN	US (877) 545-0320; Intl. (973) 528-0002 (Participant Access Code: 833610)
REPLAY	May 13, 2025 at 9:30 AM Eastern to May 26, 2025 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 52436)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/52436

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers in the United States and Canada. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from the cybersecurity incident that we reported in March 2024 or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our inability to remediate during fiscal year 2024 a material weakness in our internal controls over financial reporting, and the further risks that may arise should we be unable to remediate that material weakness during fiscal year 2025; and such other factors that may be identified from time to time in our U.S Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	March 31,	June 30,
(In thousands, except share and per share data)	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,041	$24,874
Accounts receivable, net of allowance of $2,029 and $2,103, respectively	134,730	118,016
Contract assets	6,596	7,615
Income tax receivable	759	3,133
Prepaid expenses and other current assets	9,117	10,567
Total current assets	170,243	164,205

Property, technology, and equipment, net	23,559	25,558

Goodwill	115,385	93,043
Intangible assets, net	47,785	34,943
Operating lease right-of-use assets	55,242	49,850
Deposits and other assets	2,288	3,586
Total other long-term assets	220,700	181,422
Total assets	$414,502	$371,185

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$74,051	$73,558
Operating partner commissions payable	10,603	13,291
Accrued expenses	9,876	8,948
Current portion of operating lease liabilities	12,484	11,629
Current portion of finance lease liabilities	566	643
Current portion of contingent consideration	6,193	455
Other current liabilities	603	1,927
Total current liabilities	114,376	110,451

Notes payable	15,000	—
Operating lease liabilities, net of current portion	49,855	45,026
Finance lease liabilities, net of current portion	1,036	677
Contingent consideration, net of current portion	13,620	4,710
Deferred tax liabilities	2,088	812
Other long-term liabilities	210	—
Total long-term liabilities	81,809	51,225
Total liabilities	196,185	161,676

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 52,323,827 and 51,844,249 shares issued, and 47,159,161 and 46,808,943 shares outstanding, respectively	34	33
Additional paid-in capital	110,224	110,763
Treasury stock, at cost, 5,164,666 and 5,035,306 shares, respectively	(31,874)	(31,166)
Retained earnings	145,662	133,278
Accumulated other comprehensive loss	(5,808)	(3,546)
Total Radiant Logistics, Inc. stockholders’ equity	218,238	209,362
Non-controlling interest	79	147
Total equity	218,317	209,509
Total liabilities and equity	$414,502	$371,185

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$214,007	$184,559	$682,116	$596,438

Operating expenses:
Cost of transportation and other services	155,832	131,438	503,082	420,495
Operating partner commissions	19,256	20,077	57,348	69,678
Personnel costs	20,450	19,416	59,627	58,803
Selling, general and administrative expenses	9,739	9,994	30,894	29,987
Depreciation and amortization	4,936	4,540	14,779	13,430
Lease termination costs	210	—	1,376	76
Change in fair value of contingent consideration	250	—	(850)	(450)
Total operating expenses	210,673	185,465	666,256	592,019

Income (loss) from operations	3,334	(906)	15,860	4,419

Other income (expense):
Interest income	292	623	1,124	1,829
Interest expense	(303)	(250)	(851)	(843)
Foreign currency transaction gain	96	105	215	121
Change in fair value of interest rate swap contracts	(291)	(170)	(1,032)	(903)
Other	17	32	1,070	195
Total other income (expense)	(189)	340	526	399

Income (loss) before income taxes	3,145	(566)	16,386	4,818

Income tax expense	(573)	(49)	(3,881)	(1,467)

Net income (loss)	2,572	(615)	12,505	3,351
Less: net income attributable to non-controlling interest	(31)	(88)	(121)	(447)

Net income (loss) attributable to Radiant Logistics, Inc.	$2,541	$(703)	$12,384	$2,904

Other comprehensive income (loss):
Foreign currency translation gain (loss)	9	(1,151)	(2,262)	(882)
Comprehensive income (loss)	$2,581	$(1,766)	$10,243	$2,469

Income (loss) per share:
Basic	$0.05	$(0.02)	$0.26	$0.06
Diluted	$0.05	$(0.02)	$0.25	$0.06

Weighted average common shares outstanding:
Basic	47,073,339	46,963,845	46,911,231	47,084,645
Diluted	48,666,557	46,963,845	48,743,999	48,899,138

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, cybersecurity related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation, changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, cybersecurity incident related costs, changes in fair value of interest rate swap contracts, lease termination costs, foreign currency transaction gains and losses, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our condensed consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the condensed consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of adjusted gross profit to GAAP gross profit	2025	2024	2025	2024
Revenues	$214,007	$184,559	$682,116	$596,438
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(155,832)	(131,438)	(503,082)	(420,495)
Depreciation and amortization	(3,632)	(4,370)	(10,827)	(10,908)
GAAP gross profit	$54,543	$48,751	$168,207	$165,035
Depreciation and amortization	3,632	4,370	10,827	10,908
Adjusted gross profit	$58,175	$53,121	$179,034	$175,943

GAAP gross profit percentage	25.5%	26.4%	24.7%	27.7%
Adjusted gross profit percentage	27.2%	28.8%	26.2%	29.5%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2025	2024	2025	2024
Net income (loss) attributable to Radiant Logistics, Inc.	$2,541	$(703)	$12,384	$2,904
Income tax expense	573	49	3,881	1,467
Depreciation and amortization (1)	4,936	4,654	14,893	13,773
Net interest expense (income)	11	(373)	(273)	(986)

EBITDA	8,061	3,627	30,885	17,158

Share-based compensation	470	951	(1,180)	2,526
Change in fair value of contingent consideration	250	—	(850)	(450)
Acquisition related costs	179	129	364	450
Cybersecurity event	—	266	—	266
Litigation costs	33	170	454	1,275
Gain on litigation settlement	—	—	(1,000)	—
Lease termination costs	210	—	1,376	76
Change in fair value of interest rate swap contracts	291	170	1,032	903
Foreign currency transaction gain	(96)	(105)	(215)	(121)

Adjusted EBITDA	$9,398	$5,208	$30,866	$22,083
Adjusted EBITDA margin (adjusted EBITDA as a % of adjusted gross profit)	16.2%	9.8%	17.2%	12.6%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income	2025	2024	2025	2024
Net income (loss) attributable to Radiant Logistics, Inc.	$2,541	$(703)	$12,384	$2,904
Adjustments to net income:
Income tax expense	573	49	3,881	1,467
Depreciation and amortization	4,936	4,540	14,779	13,430
Change in fair value of contingent consideration	250	—	(850)	(450)
Acquisition related costs	179	129	364	450
Cybersecurity event	—	266	—	266
Litigation costs	33	170	454	1,275
Lease termination costs	210	—	1,376	76
Change in fair value of interest rate swap contracts	291	170	1,032	903
Amortization of debt issuance costs	100	129	300	384

Adjusted net income before income taxes	9,113	4,750	33,720	20,705

Provision for income taxes at 24.5%	(2,232)	(1,164)	(8,261)	(5,073)

Adjusted net income	$6,881	$3,586	$25,459	$15,632

Adjusted net income per common share:
Basic	$0.15	$0.08	$0.54	$0.33
Diluted	$0.14	$0.08	$0.52	$0.32

Weighted average common shares outstanding:
Basic	47,073,339	46,963,845	46,911,231	47,084,645
Diluted	48,666,557	46,963,845	48,743,999	48,899,138